SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A (12g-3)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: July 1, 2006

Yadkin Valley Financial Corporation

North Carolina	20-4495993
(State of incorporation)	(I.R.S. Employer Identification No.)

209 North Bridge Street, Elkin, North Carolina (Address of principal executive offices)	28621-3404 (Zip Code)
Issuer’s telephone number: (336) 526-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
This document contains 5 pages, excluding exhibits.

Item 8.01: Other Events.
     Effective July 1, 2006, Yadkin Valley Financial Corporation (“Corporation”) acquired 100% of the voting shares of Yadkin Valley Bank and Trust Company (“Yadkin Valley Bank”) through a share exchange with the former shareholders of Yadkin Valley Bank (“Reorganization”). Through the share exchange, the former shareholders of Yadkin Valley Bank received one share of common stock of the Corporation for every share of common stock of Yadkin Valley Bank owned.
     Prior to the share exchange, the common stock of Yadkin Valley Bank had been registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with the Federal Deposit Insurance Corporation (“FDIC”). Copies of reports filed by the Yadkin Valley Bank are on file with the FDIC and are available for inspection at the offices of the FDIC’s Accounting and Securities Disclosure Section located at Room F-6043, 550 17th Street, N.W., Washington, DC 20429. Copies of those reports also may be obtained by contacting the FDIC’s Accounting and Securities Disclosure Section at (202) 898-8913, or by facsimile at (202) 898-8505.
     As a result of the share exchange, the Corporation is a successor issuer to Yadkin Valley Bank as provided in the Commission’s Rule 12g-3(a) under the Exchange Act, and the Corporation’s $1.00 par value common stock is deemed registered under Section 12(g) of the Exchange Act. The Corporation has become subject to the information requirements of the Exchange Act and will file reports, proxy statements and other information with the Commission. This Current Report on Form 8-K is the Corporation’s initial report under the Exchange Act.
     The Corporation’s directors and executive officers are the same as those of Yadkin Valley Bank. The Corporation’s common stock is listed for trading on the Nasdaq Global Select Market under the trading symbol “YAVY.”
     The Corporation is a North Carolina business corporation that will operate as a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and be subject to supervision and examination by, and the regulations and reporting requirements of, the Federal Reserve Board. The Corporation has no other subsidiaries and, prior to its acquisition of Yadkin Valley Bank, the Corporation had no material assets and conducted no business or operations other than those activities related to its organization and the Reorganization.
The Corporation’s current intent is that its sole activity will be to hold the stock of Yadkin Valley Bank. Yadkin Valley Bank, a community bank headquartered in Elkin, North Carolina, serves customers from twenty three full-service banking offices located in the piedmont, foothills and northwest mountains of North Carolina. Offices are located in Jefferson and West Jefferson (Ashe County), Elkin (Surry County), North Wilkesboro and Wilkesboro (Wilkes County), and East Bend, Jonesville and Yadkinville (Yadkin County) under the Yadkin Valley Bank name. The offices in Mooresville and Statesville (Iredell County) and Cornelius and Huntersville (Mecklenburg County) are operated under the assumed name “Piedmont Bank.” Offices in Boone (Watauga County) and Linville (Avery County) are operated under the assumed name “High Country Bank.” Sidus Financial, LLC, a wholly owned subsidiary with headquarters in Greenville, North Carolina, provides mortgage banking services to customers in North Carolina, South Carolina, Virginia, Georgia, Alabama, Florida, Maryland, Kentucky, Louisiana, West Virginia, Delaware and Tennessee.
DESCRIPTION OF OUR SECURITIES
     The following descriptions do not purport to be complete and are subject to, and qualified in their entirety by reference to, the more complete descriptions thereof set forth in the Corporation’s Articles of Incorporation and our Bylaws, as amended to date.
Authorization
     Our authorized capital stock consists of 20,000,000 shares of common stock, par value $1.00 per share, and 1,000,000 shares of preferred stock, no par value, whose rights, privileges and preferences will be established by our board of directors on issuance. There are no shares of preferred stock outstanding. Each share of common stock has the same rights, privileges and preferences as every other share.

Common Stock
     Dividend and Liquidation Rights. Holders of our common stock are entitled to receive such dividends as may be declared by our board of directors out of funds legally available therefor, and to receive pro rata any assets distributable to holders of our common stock upon our liquidation. However, our payment of cash dividends will be subject to the restrictions of North Carolina law applicable to the declaration of cash dividends by a business corporation. Under such provisions, cash dividends may not be paid if a corporation will not be able to pay its debts as they become due in the usual course of business after paying such cash dividend or if the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed to satisfy certain liquidation preferential rights. Our ability to pay cash dividends to our shareholders is also primarily dependent upon the cash dividends received from our subsidiary bank.
     Voting Rights. Holders of our common stock are entitled to vote for the election of directors and upon all other matters that may be submitted to a vote of the shareholders generally. Each share entitles its holder to one vote in the election of directors as well as all other matters to be voted on by shareholders. However, holders of our common stock are not entitled to cumulate their votes in the election of directors. Consequently, the holders of the majority of the outstanding shares of common stock represented at a meeting at which a quorum is present or represented may elect all of the directors.

     In general, North Carolina law requires that any merger, share exchange, voluntary liquidation, or transfer of substantially all the assets (other than in the ordinary course of business) of the Corporation be recommended to shareholders by our board of directors and be approved by the affirmative vote of at least a majority of all outstanding shares of our common stock.
     No Preemptive Rights. Holders of our common stock do not have preemptive rights to subscribe for additional shares on a pro rata basis when additional shares are offered for sale by us.
     Assessment and Redemption. Our common stock is not subject to redemption or any sinking fund and all outstanding shares are fully paid and non-assessable.
     Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Corporation, the holders of our common stock are entitled to receive, after payment of all of our debts and liabilities, all of our remaining assets available for distribution in cash or in kind. In the event of any liquidation, dissolution or winding up of our subsidiary bank, we, as the sole shareholder of the bank’s common stock, would be entitled to receive all remaining assets of the bank available for distribution in cash or in kind after payment of all debts and liabilities of the bank (including all deposits and accrued interest thereon).
Preferred Stock
     The authorized preferred stock is available for issuance from time to time at the discretion of our board of directors without shareholder approval. The board of directors has the authority to prescribe for each series of preferred stock it establishes the number of shares in that series, the number of votes (if any) to which the shares in that series are entitled, the consideration for the shares in that series, and the designations, powers, preferences and other rights, qualifications, limitations or restrictions of the shares in that series. Depending upon the rights prescribed for a series of preferred stock, the issuance of preferred stock could have an adverse effect on the voting power of the holders of common stock and could adversely affect holders of common stock by delaying or preventing a change in control, making removal of our present management more difficult or imposing restrictions upon the payment of dividends and other distributions to the holders of common stock.
Certain Provisions Having Potential Anti-Takeover Effects
     General. The following is a summary of the material provisions of North Carolina corporate law and our Articles of Incorporation and Bylaws that address matters of corporate governance and the rights of shareholders. Certain of these provisions may delay or prevent takeover attempts not first approved by our board of directors (including takeovers which certain shareholders may deem to be in their best interests). These provisions also could delay or frustrate the removal of incumbent directors or the assumption of control by shareholders. The primary purpose of these provisions is to encourage negotiations with our management by persons interested in acquiring control of the Corporation. All references to the Articles of Incorporation and Bylaws are to our Articles of Incorporation and Bylaws in effect as of the date of this report.
     Filling Vacancies. Vacancies occurring in our board of directors due to an increase in the authorized number of directors shall generally be filled at an election at an annual or special meeting of shareholders. All other vacancies occurring in our board of directors may be filled by the shareholders or a majority of the remaining directors, even though less than a quorum, or by the sole remaining director.
     Amendment of Bylaws. Subject to certain restrictions described below, either a majority of our board of directors or our shareholders may amend or repeal the Bylaws. A Bylaw adopted, amended or repealed by our shareholders may not be readopted, amended or repealed by the board. Generally, the shareholders may adopt, amend, or repeal the Bylaws in accordance with the North Carolina Business Corporations Act.
     Special Meetings of Shareholders. Our Bylaws provide that special meetings of shareholders may be called only by the President, the Chairman, the Secretary or by our board of directors.
     Authorized But Unissued Shares. North Carolina law does not require shareholder approval for any issuance of authorized shares. Authorized but unissued shares may be used for a variety of corporate purposes, including future public or private offerings to raise additional capital or to facilitate corporate acquisitions. One of the effects of the existence of authorized but unissued shares may be to enable the board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the shareholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.
     Statutory and other Restrictions on Acquisition of our Common Stock. We are subject to the North Carolina Control Share Acquisition Act which generally provides that shares of our common stock that are “Control Shares” will not have certain voting rights unless the remaining shareholders grant voting rights. Control Shares are shares acquired by a person under certain circumstances which, when added to other shares owned by that person, would entitle that person (except for the application of the statute) to (i) one-fifth, (ii) one-third, or (iii) a majority, of all voting power in the election of the bank’s directors. Voting rights may be restored to Control Shares, however, by the affirmative vote of the holders of a majority of our common stock (other than shares held by the owner of the Control Shares and our officers). If voting rights are restored to Control Shares which give the holder a majority of all voting power in the election of our directors, then the other shareholders may require us to redeem their shares at their fair value as of a date prior to the date on which the vote was taken which restored voting rights to the Control Shares.
     We are also subject to the North Carolina Shareholder Protection Act which generally requires that unless certain “fair price” and procedural requirements are satisfied, the affirmative vote of the holders of 95% of the outstanding shares of our common stock (excluding shares owned by an “Interested Shareholder”) is required to approve certain business combinations with other entities that are the beneficial owners of more than 20% of our common stock or which are our affiliates and previously had been 20% beneficial holders of our common stock.
     Our Articles of Incorporation provide that our Board of Directors may consider the social and economic effects of any matter presented for their consideration in the communities in which we operate and may consider the business and financial condition of a proposed acquiror, its management’s experience and integrity, and the prospects of successful conclusion of the transaction when evaluating any business combination.

Limitations on Director Liability
     Our Articles of Incorporation contain a provision that the directors shall generally not be liable to the Corporation or any of its shareholders for monetary damages for breach of duty as a director to the fullest extent permitted by the North Carolina Business Corporation Act. This provision will eliminate such liability except for (i) acts and omissions that the director knew or believed to be clearly in conflict with the best interests of the Corporation at the time of the act or omission, (ii) liability for distributions and dividends in violation of the Business Corporation Act, and (iii) any transaction from which the director derived an improper personal benefit.
Indemnification of Directors and Officers
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons under the provisions discussed above or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
Registrar and Transfer Agent
     The registrar and transfer agent for our common stock is First-Citizens Bank, Raleigh, North Carolina.
Our Securities Are Not Insured by the FDIC
     An investment in any of our securities, including our common stock, will not be a deposit or a savings account and will not be insured or guaranteed by the FDIC or any other governmental agency and is subject to investment risk, including the possible loss of principal.
Item 9.01(d): Exhibits

Exhibit 2:	Agreement And Plan Of Reorganization And Share Exchange (incorporated by reference to Form 8K12G3 filed July 5, 2006)
Exhibit 3(i):	Articles of Incorporation (incorporated by reference to Form 8K12G3 filed July 5, 2006)
Exhibit 3(ii):	Bylaws (incorporated by reference to Form 8K12G3 filed July 5, 2006)
Exhibit 13:	Annual Report of Yadkin Valley Bank on Form 10-K for the year ended December 31, 2005
Exhibit 99.1:	Press Release (incorporated by reference to Form 8K12G3 filed July 5, 2006)
Exhibit 99.2:	Quarterly Report of Yadkin Valley Bank on Form 10-Q for the quarter ended March 31, 2006
Exhibit 99.3:	Current Reports of Yadkin Valley Bank on Form 8-K from January 1, 2006 through June 30, 2006

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, Yadkin Valley Financial Corporation has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Yadkin Valley Financial Corporation

By:	/s/ Edwin E. Laws
Edwin E. Laws Chief Financial Officer

Date:	July 20, 2006